Exhibit 10.8

byNordic Acquisition Corporation

c/o Water by Nordic AB

c/o Pir 29

Einar Hansens Esplanad 29

211 13 Malmö

Sweden

[_______], 2021

byNordic Holdings II LLC

c/o byNordic Manager LLC

407 Campbell Road

Wilmington, DE 19807

Attention: Thomas Fairfield

Re: Securities Purchase Agreement (byNordic Holdings II LLC)

 Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on the date hereof by and between byNordic Acquisition Corporation, a Delaware corporation that is a blank check company formed for the purposes of acquiring one more businesses or entities, as the seller (the “Seller”, “we” or “us”), and byNordic Holdings II LLC, a Delaware limited liability company, as the purchaser (the “Purchaser” or “you”). Pursuant to the terms hereof, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, (i) 195,000 shares of the Class A common stock, $0.0001 par value per share, of the Seller (the “Private Shares”), up to 22,500 of which are subject to forfeiture by the Purchaser to the extent that the underwriters of the initial public offering (the “IPO”) of the units of the Seller (the “Units”), each consisting of one share of the Class A common stock, $0.0001 par value per share, of the Seller, and one-half of one redeemable warrant of the Seller, do not fully exercise their over-allotment option (the “Over-allotment Option”), and (ii) 899,065 shares of Class B common stock, $0.0001 par value per share, of the Seller (the “Founder Shares” and, together with the Private Shares, the “Subject Shares”), up to 163,608 of which are subject to forfeiture by the Purchaser to the extent that the underwriters of the IPO of the Units do not fully exercise the Over-allotment Option. In the event that anchor investors described in the Registration Statement purchase less than an aggregate of 14,640,000 units in the IPO and the number of Founder Shares transferred or issued to the anchor investors is reduced to less than an aggregate of 1,109,091 Founder Shares (any such reduction being referred to as the “Anchor Founder Share Reduction”), the Company will purchase from the SPAC additional Founder Shares (the “Additional Founder Shares”) equal to its pro rata share of the Anchor Founder Share Reduction based on the number of Private Shares purchased by the Company as a percentage of the aggregate number of all of the Private Shares issued by the SPAC in connection with the IPO and the undersigned shall pay to the Company an amount equal to $0.0043 for each Additional Founder Share purchased by the Company. The forfeiture of up to 22,500 of the Private Shares and up to 163,608 of the Founder Shares if the underwriters of the IPO of the Units do not fully exercise the Over-allotment Option, plus any Additional Founder Shares acquired by Purchaser subject to forfeiture, shall occur in the manner described in the Seller’s registration statement on Form S-1 (File No. 333-248488) (such registration statement, as it may be amended from time to time, the “Registration Statement”) filed by the Seller with the U.S. Securities and Exchange Commission in connection with the IPO. The Seller and the Purchaser’s agreements regarding the Subject Shares are as follows:

1. Purchase of Subject Shares.

1.1. Purchase of Subject Shares. For an aggregate purchase price of $1,953,866 (the “Purchase Price”) to be paid by wire transfer of immediately available funds to or at the direction of the Seller in accordance with wiring instructions to be provided by the Seller on such business day that is designated by the Seller in writing to the Purchaser upon at least three (3) business days’ prior written notice that shall occur following the pricing and not later than the closing of the IPO (the “Closing Date”), the Seller hereby sells and transfers the Subject Shares to the Purchaser, and the Purchaser hereby purchases the Subject Shares from the Seller, subject to forfeiture as described herein, on the terms and subject to the conditions set forth in this Agreement.  The Seller and the Purchaser agree that $1,950,000 of the Purchase Price shall be allocated to the purchase of the Private Shares at a purchase price of $10.00 per share and the remaining $3,866 of the Purchase Price shall be allocated to the purchase of the Founder Shares at a purchase price of $0.0043 per share. The payment of the Purchase Price to the Seller on the Closing Date shall occur substantially concurrently with the funding of the purchase price contemplated under that certain letter agreement, dated [   ], 2021 (the “Subscription Agreement”), entered into between the Purchaser, as the seller thereunder, and Double H byNordic Investments, LLC , as the purchaser thereunder, pursuant to which Double H byNordic Investments, LLC shall purchase limited liability company interests of the Purchaser representing indirect interests in the Subject Shares sold by the Seller to the Purchaser pursuant to this Agreement Concurrently with the Purchaser’s execution of this Agreement, the Seller shall, at its option, deliver to the Purchaser certificates registered in the Purchaser’s name representing the Subject Shares (the “Original Certificates”), or effect such delivery in book-entry form.

2. Representations, Warranties and Agreements.

2.1. Purchaser’s Representations, Warranties and Agreements. To induce the Seller to sell the Subject Shares to the Purchaser, the Purchaser hereby represents and warrants to the Seller and agrees with the Seller as follows:

2.1.1. No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Subject Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject.

2.1.3. Organization and Corporate Power; Enforceability. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser. The Purchaser possesses all requisite power (limited liability company or otherwise) and authority necessary to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under and carry out the transactions contemplated by this Agreement. Upon execution and delivery of this Agreement by the Purchaser, this Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Purchaser is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Subject Shares and (ii) able to bear the economic risk of its investment in the Subject Shares for an indefinite period of time because the Subject Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is capable of evaluating the merits and risks of its investment in the Seller and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Subject Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser is able to bear the economic risks of an investment in the Subject Shares and to afford a complete loss of Purchaser’s investment in the Subject Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Seller concerning an investment in the Seller, as well as the finances, operations, business and prospects of the Seller, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Seller and its business based upon Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Seller, its operations and/or its prospects.

2.1.6. Regulation D Offering. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Purchaser is purchasing the Subject Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any other person, for the Purchaser to allocate to the limited liability company interests of the Purchaser to be purchased by Double H byNordic Investments, LLC as the purchaser under the Subscription Agreement, and not with a view towards the distribution or dissemination thereof except as contemplated by the Subscription Agreement. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Purchaser understands the Subject Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Purchaser understands the Subject Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Purchaser understands that the certificates or book-entries representing the Subject Shares will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Subject Shares, such Subject Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration; provided, that Purchaser agrees that if any transfer of its Subject Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Purchaser may be required to deliver to the Seller an opinion of counsel satisfactory to the Seller. Absent registration or an exemption, the Purchaser agrees not to resell the Subject Shares. Purchaser further acknowledges that because the Seller is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Subject Shares until one year following consummation of the initial business combination of the Seller, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Purchaser in connection with the transactions contemplated by this Agreement.

2.2. Seller’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Subject Shares, the Seller hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

2.2.1. Organization and Corporate Power; Enforceability.  The Seller is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Seller. Upon execution and delivery of this Agreement by the Seller, this Agreement is a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement has been duly authorized and approved by the Seller. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.

(ii) The execution and delivery by the Seller of this Agreement, and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Seller’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the articles of association or other organizational documents of the Seller (in effect on the date hereof or as may be amended prior to completion of the contemplated IPO), any agreement, indenture or instrument to which the Seller is a party, or any material law, statute, rule or regulation to which the Seller is subject, or any agreement, order, judgment or decree to which the Seller is subject, except for any filings required after the date hereof under federal or state securities laws.

2.2.4. Title to Securities. Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Subject Shares will be duly and validly issued, fully paid and nonassessable and will not have been transferred in violation of or subject to any preemptive or similar rights created under the Seller’s organizational documents (as in effect at such time of issuance) or under the laws of the State of Delaware Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have or receive good title to the Subject Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Subject Shares may be subject to which the Purchaser is a party, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

2.2.5. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Seller which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.6.  Other Subscription Agreements for Founder Shares. Except as described in the Registration Statement, the Seller has not entered into any side letter or other agreement with any investor to sell or transfer a direct or indirect investment in the shares of Class B common stock of the Seller.

2.2.6. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Seller in connection with the transactions contemplated by this Agreement.

2.2.7.  No Default. As of the date hereof, the Seller has not received any written communication from a governmental authority that alleges that the Seller is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, operating results or assets of the Seller.

2.2.8.  No Registration. No registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Subject Shares by the Seller to the Purchaser.

2.2.9. No Solicitation. Neither the Seller nor any person acting on its behalf has offered or sold the Subject Shares by any form of general solicitation or general advertising in violation of the Securities Act.

2.2.10. No Broker’s Fee. The Seller is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subject Shares hereunder.

3. Forfeiture of Subject Shares.

3.1. Partial or No Exercise of the Over-allotment Option. Subsequent to the transfer of the Subject Shares to the Purchaser pursuant to this Agreement, in the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Purchaser acknowledges and agrees that the Purchaser (or, if applicable, the Purchaser and any transferees of Subject Shares) shall forfeit any and all rights to such number of Private Shares (up to an aggregate of 22,500 Private Shares pro rata based upon the percentage of the Over-allotment Option exercised) and such number of Founder Shares (up to an aggregate of 163,608 Founder Shares pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Purchaser (and all other initial stockholders prior to the IPO, including the Sponsor) will own an aggregate number of Founder Shares, not including the Private Shares or any shares of Class A common stock purchased by Purchaser in the IPO or in the aftermarket, equal to 25% of the issued and outstanding Class A common stock of the Seller immediately following the IPO calculated in the manner set forth in the Seller’s amended and restated certificate of incorporation.

3.2. Termination of Rights as Stockholder. If any of the Subject Shares are forfeited in accordance with this Section 3, then after such time the Purchaser (or successor in interest), shall no longer have any rights as a holder of such forfeited Subject Shares, and the Seller shall take such action as is appropriate to cancel such forfeited Subject Shares.

3.3. Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Purchaser shall return such Original Certificates to the Seller or its designated agent as soon as practicable upon its receipt of notice from the Seller advising Purchaser of such adjustment, following which a new certificates (the “New Certificates”), if any, shall be issued in such amount representing the adjusted number of Subject Shares held by the Purchaser. The New Certificates, if any, shall be returned to the Purchaser as soon as practicable. Any such adjustment for any uncertificated securities held by the Purchaser shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Subject Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Seller from the trust account which will be established for the benefit of the Seller’s public stockholders and into which substantially all of the proceeds of the IPO and the proceeds from the sale of the Private Shares will be deposited (the “Trust Account”), in the event of a liquidation of the Seller upon the Seller’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Purchaser purchases shares of Class A common stock in the IPO or in the aftermarket, any additional shares of Class A common stock so purchased shall be eligible to receive any liquidating distributions by the Seller from the Trust Account upon the Seller’s failure to timely complete an initial business combination. However, in no event will the Purchaser have the right to redeem any Subject Shares or shares of Class A common stock purchased by the Purchaser in the IPO or in the aftermarket out of funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and among the Sponsor, the Seller, the Purchaser, byNordic Holdings, LLC and certain individual officers and directors of the Seller, the Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Subject Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Subject Shares proposed to be transferred shall then be effective or (b) the Seller has received an opinion from counsel reasonably satisfactory to the Seller, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and with all applicable state securities laws.

5.2. Lock-up. Purchaser acknowledges that the Subject Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3. Restrictive Legends. Any certificates representing the Subject Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

Upon the written request of the Purchaser, the Seller shall agree to coordinate with the Purchaser to remove, or cause its transfer agent to remove, any restrictive legend or other transfer restriction from any Subject Shares that are registered for resale pursuant to an effective registration statement or are no longer subject to the contractual lock-up set forth in the Insider Letter.

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than the relevant Subject Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Seller’s outstanding Subject Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Subject Shares subject to this Section 5 or into which such Subject Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Subject Shares subject to this Section 5 and Section 3; provided, that, no such adjustment shall be made with respect to the stock dividend planned by the Seller to increase the number of Founder Shares to an amount equal to 25% of the number of outstanding shares of common stock immediately following the IPO.

5.5. Registration Rights. Purchaser acknowledges that the Subject Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Seller prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Subject Shares are subject to the fulfillment, on or before the date hereof, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Seller in Section 2.2 and the representations and warranties of the Seller in Section 2.3 shall be true and correct at and as of the date hereof.

6.2 Performance. The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date hereof.

6.3 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5 Corporate Consents. The Seller shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the sale of the Subject Shares hereunder.

7.  Conditions of the Seller’s Obligations. The obligations of the Seller to the Purchaser under this Agreement are subject to the fulfillment, on or before the date hereof, of each of the following conditions:

7.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2.1 shall be true and correct at and as of the date hereof.

7.2. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the date hereof.

7.3. Corporate Consents. The Seller shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the sale of the Subject Shares hereunder.

7.4. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. Other Agreements.

8.1. Further Assurances. Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

8.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

8.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Purchaser and the Seller with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto, which written agreement shall be executed by the Purchaser in compliance with Section 10.16 of the limited liability company operating agreement, dated as of May 7, 2021, of the Purchaser, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

8.5. Termination.  This Agreement may be terminated at any time after March 31, 2022 as such date may be extend by mutual agreement of the parties in writing upon the election by either the Seller or the Purchaser upon written notice to the other party if the closing of the IPO does not occur on or prior to such date. If the Agreement is terminated pursuant to this Section 8.5, any portion of the Purchase Price already funded will be promptly (but no later than five (5) business days following receipt of notice of termination) returned in full to the Purchaser and any portion of the purchase prices contemplated under the Subscription Agreement already funded will be promptly (but not later than five (5) business days following receipt of notice of termination) returned to Double H byNordic Investments, LLC in immediately available funds.

8.6.  Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.7. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

8.8. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Except as expressly set forth below, nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

8.9. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Seller and the Purchaser (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

8.10. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.12. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

8.13. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.14. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.16. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

8.17. Mutual Drafting. This Agreement is the joint product of the Purchaser and the Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9.  Voting and Tender of Subject Shares. Purchaser agrees to vote the Subject Shares in favor of an initial business combination that the Seller negotiates and submits for approval to the Seller’s stockholders and shall not seek redemption with respect to such Subject Shares. Additionally, the Purchaser agrees not to tender any Subject Shares in connection with a tender offer presented to the Seller’s stockholders in connection with an initial business combination negotiated by the Seller.

10.  Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BYNORDIC ACQUISITION CORPORATION, as the Seller

By:
Name:
Title:

Accepted and agreed as of the date first written above.

BYNORDIC HOLDINGS II LLC, as the Purchaser

By: byNordic Manager LLC

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]